N-SAR Item 77Q(3) Exhibit

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


     Evergreen Intermediate Municipal Bond Fund





                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      $1,985,473        $2.07            962,204  $60.18


     Class B      $286,273 $1.65            180,192  $60.18


     Class C      $523,428 $1.65            329,927  $60.18


     Class I      $15,806,816       $2.26            6,555,097         $60.18


     Class IS     $564,396 $2.10            248,297  $60.18